Exhibit 99.2

KLDiscovery Inc. names Donna Morea, Chair of the Board,

Adds Lawrence Prior III and Ian Fujiyama to the Board of Directors

McLEAN, Va.— March 24, 2020 — KLDiscovery Inc. (“KLDiscovery”), a leading global provider of electronic discovery, information governance and data recovery services, today announced that it has elected Donna Morea as Chair of the Board of Directors of KLDiscovery and is adding Lawrence Prior III and Ian Fujiyama, to its Board of Directors.

Ms. Morea has been on KLDiscovery’s Board of Directors since March 2017. She currently serves on the boards of directors of Truist Financial Corporation and Inova Health Systems, and as the Chair of the Board of Science Applications International Corporation. She is also a board member of NetHealth and Accelerate Learning. She currently is an Operating Executive for The Carlyle Group, an affiliate of KLDiscovery’s largest shareholder, where she is focused on the technology and business services sectors. From 2004 to 2011 she served as President of CGI Technology and Solutions, Inc. where she led CGI’s software and IT services in the US, Europe and Asia-Pacific region, serving commercial and government clients. Ms. Morea replaces Daniel Akerson, who served as Chairman of KLDiscovery’s Board since January 2016.

Lawrence Prior III and Ian Fujiyama are senior executives with The Carlyle Group and are members of the firm's Aerospace, Defense, and Government Services team. Mr. Prior was recently President and Chief Executive Officer of CSRA, Inc. He serves on the board of Novetta. He is an Operating Executive for Carlyle. Mr. Fujiyama is managing director and a 23-year veteran of Carlyle. He currently serves on the board of directors of Booz Allen Hamilton, Dynamic Precision Group and Novetta.

In connection with KL Discovery’s business combination with Pivotal Acquisition Corp. on December 19, 2019, Kevin Griffin, CEO and Chief Investment Officer of MGG Investment Group and Jonathan Ledecky, Chairman and Chief Executive Officer of Pivotal Investment Corporation and co-owner of the National Hockey League’s New York Islanders franchise remained on the board of KLDiscovery following the business combination.

“We are pleased to have Donna as Chair of our Board of Directors,” said Christopher Weiler, Chief Executive Officer of KLDiscovery. “Donna has been a valuable member of our Board since March 2017 and she is intimately involved with our company. She has broad knowledge of the information technology industry with many years of senior management experience. Larry and Ian are strong business leaders and bring a wealth of technology solutions and corporate finance experience to our Board.”

Weiler continued, “With four recently added members on the board and a new Chair, we have demonstrated our commitment to the future by strengthening our Board with successful, highly experienced individuals with strong business and financial experience. Our management team will benefit from their expertise.”

KLDiscovery’s Board members are: Chair of the Board - Donna Morea; Chris Weiler, CEO KLDiscovery; Will Darman; Ian Fujiyama; Kevin Griffin; Jonathan Ledecky; Evan Morgan; Lawrence Prior III; and Richard Williams.

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company, with offices in 40+ locations across 20 countries, is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte’s Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s future financial and business performance, attractiveness of KLDiscovery’s product offerings and platform and the value proposition of KLDiscovery’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s ability to execute on its plans to develop and market new products and the timing of these development programs; KLDiscovery’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of KLDiscovery’s solutions; the success of other competing technologies that may become available; KLDiscovery’s ability to identify and integrate acquisitions; the performance and security of KLDiscovery’s services; potential litigation involving KLDiscovery; and general economic and market conditions impacting demand for KLDiscovery’s services, including as a result of the impact of COVID-19. Other factors include risks and uncertainties set forth in the “Risk Factors” in the final prospectus and definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on November 21, 2019 (as supplemented on November 21, 2019) and incorporated by reference in the Current Report on Form 8-K filed with the SEC on December 26, 2019 and any subsequent reports that KLDiscovery files with the SEC. KLDiscovery does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Krystina Jones
888-811-3789
krystina.jones@kldiscovery.com

Investor Contact:

Richard Simonelli

202-450-9516

richard.simonelli@kldiscovery.com

Source: KLDiscovery